Exhibit 23.4

October 19, 2012

Mr. Joseph Feiten, Chief Financial Officer

Triangle Petroleum Corporation

1200 17th Street, Suite 2600

Denver, CO 80202

RE: Consent of independent petroleum engineers and geologists

Dear Mr. Feiten:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, related prospectus, and any related prospectus supplement of Triangle Petroleum Corporation (the Registration Statement) of our report dated March 31, 2011 attached as Exhibit 99.01 to the Annual Report on Form 10-K for the year ended January 31, 2011 of Triangle Petroleum Corporation and to the references to our report on Triangle Petroleum Corporation’s estimated proved oil and natural gas reserves as of January 31, 2011. We also consent to all references to us contained in such Registration Statement, including in the prospectus under the heading “Experts”.

Sincerely,

John P. Seidle

Vice President

Leslie S. O’Connor

Managing Partner

730 17th Street, Suite 410	Denver, Colorado 80202-3510 U.S.A.	Telephone: 303-277-0270	Fax: 303-277-0267